FOR IMMEDIATE RELEASE

GABLES THIRD QUARTER EARNINGS MEET CONSENSUS ESTIMATES

BOCA RATON, FLORIDA – November 4, 2003 – Gables Residential (NYSE:GBP) (the “Company”), today reported earnings for the third quarter that met consensus estimates. Net income available to common shareholders was $0.56 per diluted share and funds from operations (“FFO”) available to common shareholders was $0.60 per diluted share.

Net income available to common shareholders for the quarter was $14.6 million, or $0.56 per diluted share, compared to $3.6 million, or $0.15 per diluted share, for the comparable period of 2002.  The third quarter 2003 results included gains from asset sales of $12.4 million, or $0.39 per diluted share, compared to $1.1 million, or $0.04 per diluted share, for the third quarter 2002.  In addition, the third quarter 2002 results included a charge of $4.0 million, or $0.13 per diluted share, that was recorded in connection with the Company’s redemption of its 8.3% Series A Preferred Shares in August 2002.  This charge is discussed in more detail on page 5.

For the first nine months of 2003, net income available to common shareholders was $28.2 million, or $1.12 per diluted share, compared to $34.2 million, or $1.38 per diluted share, for the comparable period of 2002.  The year to date 2003 results included gains from asset sales of $17.4 million, or $0.56 per diluted share, compared to $24.8 million, or $0.80 per diluted share, for the comparable period in 2002.  In addition, the nine months ended September 30, 2002 results included (i) the third quarter 2002 charge of $4.0 million, or $0.13 per diluted share, related to the redemption of the 8.3% Series A Preferred Shares and (ii) the second quarter 2002 unusual items charge of $1.7 million, or $0.05 per diluted share, that was recorded in connection with an early extinguishment of debt in May 2002. This charge is discussed in more detail on page 4.

FFO available to common shareholders for the quarter was $19.0 million, or $0.60 per diluted share, compared to $14.7 million, or $0.48 per diluted share, for the comparable period of 2002.  FFO available to common shareholders for the first nine months of 2003 was $57.3 million, or $1.86 per diluted share, compared to $55.9 million, or $1.81 per diluted share, for the comparable period of 2002.  The FFO metric excludes gain on sale of previously depreciated operating real estate assets and real estate asset depreciation and amortization.  A reconciliation of net income to FFO is included on page 13.

This earnings release is available on Gables Residential’s website at www.gables.com.  Please click on “Investor Relations/Financial Information/Earnings Releases” or go directly to this web address: www.gables.com/q303earningsrelease.

The Company produces Earnings Release Supplements (“the Supplements”) that provide detailed information regarding the financial position and operating results of the Company.  These Supplements are available via the Company’s website and through e-mail distribution. Access to the Supplements through the Company’s website is available at www.gables.com/financialreports.  If you would like to receive future press releases via e-mail, please register through the Company’s website at www.gables.com/mailalerts. Some items referenced in the earnings release may require the Adobe Acrobat 6.0 Reader. If you do not have Adobe Acrobat 6.0 Reader, you may download it at the following website: www.adobe.com/products/acrobat/readstep2.html.

The Company will host a conference call on Wednesday, November 5, 2003 at 11:00 a.m. Eastern Time.  Gables executives will discuss third-quarter earnings, current activity and the local multifamily markets.  The conference call will be open to the public and will also be broadcast live on the Internet via Gables Residential’s website at www.gables.com.  Please click on “Investor Relations/Calendar of Events/Conference Calls” or go directly to this web address: www.gables.com/conferencecalls. Those listening by phone should call in 5-10 minutes before conference time to (800) 884-5695 and use the passcode 11481803.  International callers or those in the 617 area code should call (617) 786-2960.

A playback of the conference call will be available from 3:00 p.m. Eastern Time on Wednesday, November 5, 2003 until midnight on Friday, November 14, 2003.

US/Canada participants should call (888) 286-8010.  International callers or those in the 617 area code should call (617) 801-6888.  The Gables playback code is 11481803.  The playback can also be accessed for 12 months following the conference call via Gables Residential’s website at www.gables.com/webcasts.

Operating Results for the Third Quarter 2003 Compared to the Third Quarter 2002

The Company’s markets and portfolio continue to feel the residual impact of the national economy’s job-growth contraction and related decline in renter demand.  On a same-store basis, total revenues declined 2.4% and property operating and maintenance expenses declined 1.3%, resulting in a 3.0% reduction in property net operating income (“NOI”).   A detail of the same-store results by market is presented on page 14.  Expense comparisons in certain markets are skewed as a result of the recordation of property tax true-up adjustments and appeal settlements in the third quarter of 2003.  A ratable recordation of property taxes throughout both 2002 and 2003 would result in a decline in expenses and NOI of 0.3% and 4.3%, respectively, from the third quarter 2002 to the third quarter 2003.

Investment and Disposition Activity

During the quarter, the Company acquired Gables Woodley Park, 211 apartment homes in the Northwest Washington, D.C. EPN™, for $53 million and completed construction of two assets in the Uptown Dallas EPN™ Gables Ellis Street, 245 apartment homes; and Gables State Thomas Ravello, 290 apartment homes.  The Company also sold both phases of Gables Meyer Park, 641 apartment homes in a non- EPN location in Houston, for $52 million, resulting in a gain of $12.4 million.

Year to date, the Company has acquired 784 apartment homes, completed the lease-up of 989 apartment homes, sold 941 apartment homes, and commenced development on 1,247 apartment homes which are expected to deliver stabilized earnings in late 2004 and in 2005.  “Our research indicates that the national economy is in the early phase of a slow recovery.  Our plans to deliver new assets in late 2004 and 2005 should allow us to capitalize on projected improving fundamentals,” said Mr. Chris Wheeler, CEO.

Equity Capital Transactions

The Company closed an offering of 2.5 million common shares on August 26, 2003, with net proceeds of approximately $79 million. Proceeds of the offering were used to pay down borrowings under the Company’s unsecured lines of credit that are being utilized for the acquisition and development activities discussed above and for general corporate purposes.

On October 17, 2003, the Company issued a notice of redemption for its 2.0 million outstanding 8.625% Series B Preferred Units at $25.00 per unit plus accrued and unpaid distributions.  The $50 million of Series B Preferred Units will be redeemed on November 17, 2003.  In connection with the issuance of the Series B Preferred Units in November 1998, the Company incurred $1.3 million in issuance costs and recorded such costs as a reduction of shareholders’ equity.  The redemption price of the Series B Preferred Units exceeds the related carrying value by the $1.3 million of issuance costs.  Upon redemption in the fourth quarter of 2003, the Company will reflect the $1.3 million excess as a reduction of earnings in arriving at both net income available to common shareholders and funds from operations available to common shareholders.  This accounting treatment is in accordance with a clarification by the SEC staff in July 2003 of EITF Abstracts, Topic No. D-42,  “The Effect on the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock.”

Unusual Items

In May 2002, the Company expensed approximately $1.7 million of early debt extinguishment costs.  Under accounting rules in effect at that time, these costs were classified as an extraordinary item and, as such, did not reduce FFO.  In April 2002, SFAS No. 145 was issued.  The Company adopted this standard on its January 1, 2003 effective date and pursuant to the new rules, reclassified the $1.7 million of early debt extinguishment costs from extraordinary items to unusual items.  In the computation of FFO pursuant to the NAREIT definition outlined on page 7, net income is adjusted for extraordinary items but is not adjusted for unusual items.  As such, previously reported FFO for the nine months ended September 30, 2002 has been reduced by $1.7 million.  The adoption of this standard had no impact on previously reported net income.

Original Issuance Costs Associated with the Redemption of Series A Preferred Shares

In August 2002, the Company redeemed its 4.6 million outstanding 8.3% Series A Cumulative Redeemable Preferred Shares for $115 million plus accrued and unpaid dividends.  In connection with the issuance of the Series A Preferred Shares in July 1997, the Company incurred $4.0 million in issuance costs and recorded such costs as a reduction of shareholders’ equity.  The redemption price of the Series A Preferred Shares exceeded the related carrying value by the $4.0 million of issuance costs.  The July 2003 clarification of Topic No. D-42 discussed above became effective for the third quarter 2003 and is required to be reflected retroactively in the financial statements of prior periods.  As a result, the Company has reduced its previously reported net income available to common shareholders and funds from operations available to common shareholders for the three and nine months ended September 30, 2002 by the $4.0 million excess.

Earnings Guidance

The Company’s guidance for the fourth quarter of 2003 and the full year 2003 for net income and FFO available to common shareholders on a diluted per share basis is disclosed and reconciled below:

Fourth Quarter 2003:	Range
	Low-End	High-End
Expected net income available to common shareholders	$0.10	$0.74
Add: Expected real estate asset depreciation and amortization	0.42	0.42
Less: Expected gain on sale of previously depreciated operating real estate assets	0.00	-0.62
Expected FFO available to common shareholders	$0.52	$0.54
Charge associated with redemption of Series B Preferred Units	0.04	0.04
Expected FFO available to common shareholders after supple- mental adjustment for Series B Preferred Unit redemption charge	$0.56	$0.58

Same-Store Operating Assumptions to the Company’s Guidance (1):
Total property revenues	-2.75%	-2.00%
Property operating and maintenance expenses (2)	4.75%	3.75%
Property net operating income (NOI) (2)	-6.75%	-5.00%

(1) Represents the projected change from the fourth quarter 2002 to the fourth quarter 2003.

(2) A ratable recordation of property taxes throughout both 2002 and 2003 would result in a mid-point of the range of the projected change from the fourth quarter 2002 to the fourth quarter 2003 for expenses and NOI of 2.8% and -5.3%, respectively.

Full Year 2003:	Range
	Low-End	High-End
Expected net income available to common shareholders	$1.22	$1.86
Add: Expected real estate asset depreciation and amortization	1.72	1.72
Less: Expected gain on sale of previously depreciated operating real estate assets	-0.56	-1.18
Expected FFO available to common shareholders	$2.38	$2.40
Charge associated with redemption of Series B Preferred Units	0.04	0.04
Expected FFO available to common shareholders after supple- mental adjustment for Series B Preferred Unit redemption charge	$2.42	$2.44

Same-Store Operating Assumptions to the Company’s Guidance (3):
Total property revenues	-2.10%	-1.90%
Property operating and maintenance expenses	1.50%	1.25%
Property net operating income (NOI)	-4.00%	-3.50%

(3) Represents the projected change from 2002 to 2003.

Discontinued Operations

The Company adopted SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” effective January 1, 2002.  This standard requires, among other things, that operating results of real estate assets sold subsequent to January 1, 2002, that the Company has no continuing involvement with, be reflected as discontinued operations in the statements of operations for all periods presented.  The Company evaluates, in the ordinary course of its business, the continued ownership of its assets relative to available opportunities to acquire and develop new assets and relative to available equity and debt capital financing.  The Company sells assets if it determines that such sales are the most attractive sources of capital for redeployment in its business, for repayment of debt, for repurchases of stock, and for other uses.  The Company expects to reclassify historical operating results whenever necessary in order to comply with the requirements of SFAS No. 144.

Non-GAAP Financial Measures and Other Terms

This release, including the Supplements, contains certain non-GAAP financial measures and other terms.  The Company’s definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable.  The non-GAAP financial measures referred to below should not be considered as alternatives to net income or other GAAP measures as indicators of our performance.  Additional information regarding these items and other non-GAAP financial measures and terms used in this release, including the Supplements, can be found elsewhere herein.

Funds from Operations (FFO) is used by industry analysts and investors as a supplemental operating performance measure of an equity real estate investment trust (“REIT”).  The Company calculates FFO in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”).  FFO, as defined by NAREIT, represents net income (loss) determined in accordance with generally accepted accounting principles (“GAAP”), excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time.  Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.  Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income.  The use of FFO, combined with the required primary GAAP presentations, has improved the understanding of operating results of REITs among the investing public and made comparisons of REIT operating results more meaningful.  Management generally considers FFO to be a useful measure for reviewing the comparative operating and financial performance of the Company (although it should be reviewed in conjunction with net income which remains the primary measure of performance) because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO can help users compare the operating performance of a company’s real estate between periods or as compared to different companies.

Adjusted Funds From Operations (AFFO) represents FFO less recurring value retention capital expenditures.  Because FFO excludes real estate asset depreciation and amortization, AFFO represents a useful supplemental operating performance measure because it takes into consideration recurring value retention capital expenditures.

Recurring Value Retention Capital Expenditures represent costs typically incurred every year during the life of a community, such as expenditures for carpet, vinyl flooring, appliances, mechanical equipment and fixtures.  To the extent such costs are incurred in connection with a major renovation of a community they are excluded from this item.

Non-recurring Capital Expenditures represent costs that are generally incurred in connection with a major project impacting an entire community, such as roof replacement, parking lot resurfacing, exterior painting and siding replacement.  These costs are not incurred on a regular basis and may not occur or reoccur during the anticipated hold period of an asset.  To the extent such costs are incurred in connection with a major renovation of a community they are excluded from this item.

Value Enhancing Capital Expenditures represent costs for which an incremental value is expected to be achieved from increasing the NOI potential for a community or recharacterizing the quality of the income stream with an anticipated reduction in potential sales cap rate for items such as replacement of wood siding with a masonry-based Hardi-Board product, amenity upgrades and additions, installation of security gates and additions of covered parking.  To the extent such costs are incurred in connection with a major renovation of a community they are excluded from this item.

Property Net Operating Income (NOI) is used by industry analysts, investors and Company management to measure operating performance of the Company’s properties.  NOI represents total property revenues less property operating and maintenance expenses (as reflected in the accompanying statements of operations).  Accordingly, NOI excludes certain expenses included in the determination of net income such as property management and other indirect operating expenses, interest expense and depreciation and amortization expense.  These items are excluded from NOI in order to provide results that are more closely related to a property’s results of operations.  Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level.  As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property’s performance.  Real estate asset depreciation and amortization is excluded from NOI for the same reasons that it is excluded from FFO pursuant to NAREIT’s definition.

Stabilized Occupancy is defined as the earlier to occur of (i) 93% physical occupancy or (ii) one year after completion of construction.  For purposes of evaluating comparative operating performance, the Company categorizes its operating communities based on the period each community reaches stabilized occupancy.  For purposes of the period-end community charts, once a community has reached a stabilized occupancy level it is reclassified from the Development/Lease-up Communities chart to the Stabilized Communities chart.

Physical Occupancy represents gross potential rent less physical vacancy loss as a percentage of gross potential rent.

Economic Occupancy represents actual rent revenue collected divided by gross potential rent.  Thus, economic occupancy differs from physical occupancy in that it takes into account concessions, non-revenue producing apartment homes and delinquencies.

Gross Potential Rent is determined by valuing occupied apartment homes at contract rates and vacant units at market rates.

Income Available for Debt Service and Preferred Dividends represents net income available to common shareholders before interest expense and credit enhancement fees, preferred dividends, original issuance costs associated with redemption of preferred shares, income taxes, depreciation, amortization, minority interest, gain on sale of real estate assets, long-term compensation expense, extraordinary items and unusual items, all from both continuing and discontinued operations, as applicable.  Management generally considers income available for debt service and preferred dividends to be an appropriate supplemental measure to net income of the operating performance of the Company because it helps investors to understand the ability of the Company to incur and service its debt and preferred stock obligations.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This release, including the supplements, contains forward-looking statements within the meaning of federal securities laws.  These forward-looking statements reflect the Company’s current views with respect to the future events or financial performance discussed in this release, based on management's beliefs and assumptions and information currently available.  When used, the words "believe", "anticipate", "estimate", "project", "should", "expect", “plan”, “assume” and similar expressions that do not relate solely to historical matters identify forward-looking statements.  Forward-looking statements in this release include, without limitation, statements relating to the Company’s ability to produce total returns through monthly dividends and share price changes that exceed the NAREIT apartment sector index and the Company’s ability to achieve its expectations for fourth quarter 2003 and full year 2003 earnings.  Forward-looking statements are subject to risks, uncertainties and assumptions and are not guarantees of future events or performance, which may be affected by known and unknown risks, trends and uncertainties.  Should one or more of these risks or uncertainties materialize, or should our assumptions prove incorrect, actual results may vary materially from those anticipated, projected or implied.  Factors that may cause such a variance include, among others:  local and national economic and market conditions, including changes in occupancy rates, rental rates, and job growth; the demand for apartment homes in the Company's current and proposed markets; the uncertainties associated with the Company's current real estate development, including actual costs exceeding the Company's budgets; changes in construction costs; construction delays due to the unavailability of materials or weather conditions; the failure to sell communities on favorable terms, in a timely manner or at all; the failure of acquisitions to yield anticipated results; the cost and availability of financing; changes in interest rates; competition; the effects of the Company's accounting and other policies; and additional factors discussed from time to time in the Company’s filings with the Securities and Exchange Commission.  The Company expressly disclaims any responsibility to update forward-looking statements.

About Gables

With a mission of Taking Care of the Way People Live®, Gables Residential has received national recognition for excellence in the management, development, acquisition and construction of luxury multifamily communities in high job growth markets. The Company's strategic objective is to produce total returns through monthly dividends and share price changes that exceed the NAREIT apartment sector index.

The Company has a research-driven strategy focused on markets characterized by high job growth and resiliency to national economic downturns. Within these markets, the Company targets Established Premium Neighborhoods (“EPN"™), generally defined as areas with high per square foot prices for single-family homes. By investing in resilient, demand-driven markets and EPN™ locations with barriers to entry, the Company expects to achieve its strategic objective.

The Company is one of the largest apartment operators in the nation and currently manages 50,988 apartment homes in 180 communities, owns 84 communities with 23,338 stabilized apartment homes primarily in Atlanta, Houston, South Florida, Austin, Dallas, Tampa and Washington, DC and has an additional 9 communities with 2,388 apartment homes under development or lease-up. For further information, please contact Gables Investor Relations at (800) 371-2819 or access Gables Residential’s website at www.gables.com.

GABLES RESIDENTIAL
Consolidated Statements of Operations
September 30, 2003
(Unaudited and amounts in thousands, except for per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2003	2002	2003	2002
Revenues:
Rental revenues	$ 54,151	$ 50,400	$ 158,337	$ 151,673
Other property revenues	3,234	3,034	9,194	8,888
Total property revenues	57,385	53,434	167,531	160,561

Property management revenues	2,345	1,780	6,145	5,452
Ancillary services revenues	2,139	1,931	5,465	6,586
Interest income	3	155	164	336
Other revenues	424	576	544	661
Total other revenues	4,911	4,442	12,318	13,035

Total revenues	62,296	57,876	179,849	173,596

Expenses:
Property operating and maintenance (exclusive of items shown below)	21,356	20,064	60,121	56,917
Real estate asset depreciation and amortization	13,123	10,142	38,084	33,209
Property management - owned	1,500	1,328	4,857	4,774
Property management - third party	2,268	1,560	6,041	4,856
Ancillary services	992	1,181	3,302	3,960
Interest expense and credit enhancement fees	11,499	11,760	33,897	31,645
Amortization of deferred financing costs	494	426	1,400	958
General and administrative	2,052	2,052	6,657	5,727
Corporate asset depreciation and amortization	576	405	1,400	1,286
Unusual items	-	-	-	1,687
Total expenses	53,860	48,918	155,759	145,019

Income from continuing operations before equity in income of joint ventures,
gain on sale and minority interest	8,436	8,958	24,090	28,577

Equity in income of joint ventures	55	931	250	2,859
Gain on sale of previously depreciated operating real estate assets	-	-	-	17,906
Gain on sale of land and development rights	-	267	-	2,068
Minority interest of common unitholders in Operating Partnership	(902)	(772)	(3,029)	(7,464)
Minority interest of preferred unitholders in Operating Partnership	(1,078)	(1,078)	(3,234)	(3,234)

Income from continuing operations	6,511	8,306	18,077	40,712

Operating income from discontinued operations, net of minority interest	67	396	575	1,725
Gain on disposition of discontinued operations, net of minority interest	10,174	-	14,249	1,763
Income from discontinued operations, net of minority interest	10,241	396	14,824	3,488

Net income	16,752	8,702	32,901	44,200

Dividends to preferred shareholders	(2,194)	(1,091)	(4,710)	(5,976)
Original issuance costs associated with redemption of preferred shares	-	(4,009)	-	(4,009)

Net income available to common shareholders	$ 14,558	$ 3,602	$ 28,191	$ 34,215

Weighted average number of common shares outstanding - basic	26,031	24,764	25,075	24,696
Weighted average number of common shares outstanding - diluted	31,664	30,812	30,845	30,805

Per Common Share Information-Basic:
Income from continuing operations (net of preferred dividends and original
issuance costs associated with redemption of preferred shares)	$ 0.17	$ 0.13	$ 0.53	$ 1.24
Income from discontinued operations, net of minority interest	$ 0.39	$ 0.02	$ 0.59	$ 0.14
Net income available to common shareholders	$ 0.56	$ 0.15	$ 1.12	$ 1.39

Per Common Share Information-Diluted:
Income from continuing operations (net of preferred dividends and original
issuance costs associated with redemption of preferred shares)	$ 0.16	$ 0.13	$ 0.53	$ 1.24
Income from discontinued operations	$ 0.39	$ 0.02	$ 0.59	$ 0.14
Net income available to common shareholders	$ 0.56	$ 0.15	$ 1.12	$ 1.38

GABLES RESIDENTIAL
Funds From Operations and Adjusted Funds From Operations
September 30, 2003
(Unaudited and amounts in thousands, except for per share data)
	Three months ended		Nine months ended
	September 30,		September 30,
	2003	2002	2003	2002

Net income available to common shareholders	$ 14,558	$ 3,602	$ 28,191	$ 34,215

Minority interest of common unitholders in Operating Partnership:
Continuing operations	902	772	3,029	7,464
Discontinued operations	2,209	95	3,294	854
Total	3,111	867	6,323	8,318

Real estate asset depreciation and amortization:
Wholly-owned real estate assets - continuing operations	13,123	10,142	38,084	33,209
Wholly-owned real estate assets - discontinued operations	201	594	1,068	1,770
Joint venture real estate assets	368	347	1,057	1,091
Total	13,692	11,083	40,209	36,070

Gain on sale of previously depreciated operating real estate assets:
Wholly-owned real estate assets - continuing operations	-	-	-	(17,906)
Wholly-owned real estate assets - discontinued operations	(12,368)	-	(17,410)	(2,198)
Joint venture real estate assets	-	(857)	-	(2,611)
Total	(12,368)	(857)	(17,410)	(22,715)

Funds from operations available to common shareholders
- basic and diluted	$ 18,993	$ 14,695	$ 57,313	$ 55,888

Recurring value retention capital expenditures:
Carpet and flooring	1,618	1,998	3,992	4,840
Appliances	185	233	515	584
Other additions and improvements	1,057	1,255	3,578	4,426
Total	2,860	3,486	8,085	9,850

Adjusted funds from operations available to common
shareholders - basic and diluted	$ 16,133	$ 11,209	$ 49,228	$ 46,038

Average common shares and units outstanding - basic	31,525	30,718	30,752	30,662
Average common shares and units outstanding - diluted	31,664	30,812	30,845	30,805

Per common share data - basic:
Funds from operations available to common shareholders	$ 0.60	$ 0.48	$ 1.86	$ 1.82
Adjusted funds from operations available to common shareholders	$ 0.51	$ 0.36	$ 1.60	$ 1.50

Per common share data - diluted:
Funds from operations available to common shareholders	$ 0.60	$ 0.48	$ 1.86	$ 1.81
Adjusted funds from operations available to common shareholders	$ 0.51	$ 0.36	$ 1.60	$ 1.49

Common shares and units outstanding reconciliation:
Average common shares and units outstanding - basic	31,525	30,718	30,752	30,662
Incremental shares from assumed conversions of:
Stock options	128	87	83	137
Other	11	7	10	6
Average common shares and units outstanding - diluted	31,664	30,812	30,845	30,805

GABLES RESIDENTIAL
Results of Property Operations - Third Quarter Comparisons
September 30, 2003
(Unaudited and amounts in thousands, except for property data)

The combined operating performance for all of the Company's wholly-owned communities that are included in continuing operations for the quarters ended September 30, 2003 ("3Q 2003") and September 30, 2002 ("3Q 2002") is as follows:
	Number of
	3Q 2003
	Apt. Homes	3Q 2003	3Q 2002	$ Change	% Change
Rental and other property revenues:
Same-store communities (1)	16,699	$ 45,172	$ 46,274	$ (1,102)	-2.4%	(A)
Triple net master lease communities	728	1,646	1,646	-	0.0%
Communities stabilized in 3Q 2003, but not in 3Q 2002	578	2,075	1,447	628	43.4%
Development and lease-up communities	535	1,322	82	1,240	1512.2%
Communities under renovation or not fully operational (2)	2,104	4,480	3,985	495	12.4%
Acquired communities (2)	784	2,690	-	2,690	-
Sold communities (2)	-	-	-	-	-
Total property revenues	21,428	$ 57,385	$ 53,434	$ 3,951	7.4%

Property operating and maintenance expenses (3):
Same-store communities (1)		$ 16,955	$ 17,173	$ (218)	-1.3%	(A)
Triple net master lease communities		-	-	-	-
Communities stabilized in 3Q 2003, but not in 3Q 2002		883	1,011	(128)	-12.7%
Development and lease-up communities		600	16	584	3650.0%
Communities under renovation or not fully operational (2)		1,811	1,864	(53)	-2.8%
Acquired communities (2)		1,107	-	1,107	-
Sold communities (2)		-	-	-	-
Total property operating and maintenance expenses		$ 21,356	$ 20,064	$ 1,292	6.4%

Property net operating income (NOI) (4):
Same-store communities (1)		$ 28,217	$ 29,101	$ (884)	-3.0%	(A)
Triple net master lease communities		1,646	1,646	-	0.0%
Communities stabilized in 3Q 2003, but not in 3Q 2002		1,192	436	756	173.4%
Development and lease-up communities		722	66	656	993.9%
Communities under renovation or not fully operational (2)		2,669	2,121	548	25.8%
Acquired communities (2)		1,583	-	1,583	-
Sold communities (2)		-	-	-	-
Total property net operating income (NOI)		$ 36,029	$ 33,370	$ 2,659	8.0%

Total property NOI as a percentage of total property revenues		62.8%	62.5%	-	0.3%

(1) Communities that were owned and fully stabilized throughout both 3Q 2003 and 3Q 2002 ("same-store").
(2) Communities that were in renovation or not fully operational, acquired, or sold subsequent to July 1, 2002, as applicable.
(3) Represents direct property operating and maintenance expenses as reflected in the Company's consolidated statements of operations and excludes certain expenses included in the determination of net income such as property management and other indirect operating expenses, interest expense and depreciation and amortization expense.
(4) Calculated as total property revenues less property operating and maintenance expenses as reflected above.
(A) Additional information for the 62 same-store communities by market is as follows:
	Number of	% of	Physical	Economic	% Change from 3Q 2002 to 3Q 2003 in
	Apartment	3Q 2003	Occupancy	Occupancy	Economic
Market	Homes	NOI	in 3Q 2003	in 3Q 2003	Occupancy	Revenues	Expenses	NOI

South Florida	4,377	29.0%	95.2%	93.5%	2.0%	0.4%	10.1%	-4.6%
Houston	4,589	25.6%	94.4%	93.0%	1.0%	-2.3%	-4.4%	-1.0%
Atlanta	3,431	16.8%	93.8%	90.7%	2.6%	-5.4%	0.9%	-8.9%
Austin	1,677	11.7%	92.6%	91.7%	-2.2%	-6.0%	-16.6%	1.4%
Dallas	1,300	10.4%	94.9%	92.5%	1.8%	-1.6%	-8.1%	2.2%
Washington, D.C.	82	1.7%	92.3%	92.5%	-0.8%	1.4%	-16.7%	8.8%
Other	1,243	4.8%	91.0%	83.6%	-1.8%	-1.9%	4.8%	-6.9%
Totals	16,699	100.0%	94.1%	92.0%	1.1%	-2.4%	-1.3%	-3.0%

GABLES RESIDENTIAL
Results of Property Operations - Year-to-Date Comparisons
September 30, 2003
(Unaudited and amounts in thousands, except for property data)

The combined operating performance for all of the Company's wholly-owned communities that are included in continuing operations for the nine months ended September 30, 2003 ("YTD 2003") and September 30, 2002 ("YTD 2002") is as follows:
	Number of
	YTD 2003
	Apt. Homes	YTD 2003	YTD 2002	$ Change	% Change
Rental and other property revenues:
Same-store communities (1)	16,522	$ 134,234	$ 136,718	$ (2,484)	-1.8%	(A)
Triple net master lease communities	728	4,939	4,940	(1)	0.0%
Communities stabilized in YTD 2003, but not in YTD 2002	360	4,766	3,162	1,604	50.7%
Development and lease-up communities	930	6,398	2,437	3,961	162.5%
Communities under renovation or not fully operational (2)	2,104	12,868	12,406	462	3.7%
Acquired communities (2)	784	4,326	-	4,326	-
Sold communities (2)	-	-	898	(898)	-100.0%
Total property revenues	21,428	$ 167,531	$ 160,561	$ 6,970	4.3%

Property operating and maintenance expenses (3):
Same-store communities (1)		$ 48,634	$ 48,327	$ 307	0.6%	(A)
Triple net master lease communities		-	-	-	-
Communities stabilized in YTD 2003, but not in YTD 2002		1,818	1,599	219	13.7%
Development and lease-up communities		2,679	1,475	1,204	81.6%
Communities under renovation or not fully operational (2)		5,246	5,239	7	0.1%
Acquired communities (2)		1,744	-	1,744	-
Sold communities (2)		-	277	(277)	-100.0%
Total property operating and maintenance expenses		$ 60,121	$ 56,917	$ 3,204	5.6%

Property net operating income (NOI) (4):
Same-store communities (1)		$ 85,600	$ 88,391	$ (2,791)	-3.2%	(A)
Triple net master lease communities		4,939	4,940	(1)	0.0%
Communities stabilized in YTD 2003, but not in YTD 2002		2,948	1,563	1,385	88.6%
Development and lease-up communities		3,719	962	2,757	286.6%
Communities under renovation or not fully operational (2)		7,622	7,167	455	6.3%
Acquired communities (2)		2,582	-	2,582	-
Sold communities (2)		-	621	(621)	-100.0%
Total property net operating income (NOI)		$ 107,410	$ 103,644	$ 3,766	3.6%

Total property NOI as a percentage of total property revenues		64.1%	64.6%	-	-0.5%

(1) Communities that were owned and fully stabilized throughout both YTD 2003 and YTD 2002 ("same-store").
(2) Communities that were in renovation or not fully operational, acquired, or sold subsequent to January 1, 2002, as applicable.
(3) Represents direct property operating and maintenance expenses as reflected in the Company's consolidated statements of operations and excludes certain expenses included in the determination of net income such as property management and other indirect operating expenses, interest expense and depreciation and amortization expense.
(4) Calculated as total property revenues less property operating and maintenance expenses as reflected above.
(A) Additional information for the 61 same-store communities by market is as follows:

	Number of	% of	Physical	Economic	% Change from YTD 2002 to YTD 2003 in
	Apartment	YTD 2003	Occupancy	Occupancy	Economic
Market	Homes	NOI	in YTD 2003	in YTD 2003	Occupancy	Revenues	Expenses	NOI

South Florida	4,377	30.1%	94.9%	93.5%	1.8%	0.4%	3.8%	-1.2%
Houston	4,589	26.1%	94.9%	93.6%	1.8%	0.0%	0.1%	-0.1%
Atlanta	3,431	17.6%	93.9%	91.6%	3.3%	-5.6%	0.5%	-8.7%
Austin	1,677	11.5%	92.3%	91.4%	-0.3%	-5.9%	-5.9%	-6.0%
Dallas	1,123	8.1%	95.5%	93.9%	-0.3%	-3.0%	-0.2%	-4.5%
Washington, D.C.	82	1.7%	95.0%	94.8%	3.5%	6.0%	-4.6%	10.2%
Other	1,243	4.9%	90.5%	84.9%	-0.1%	-0.5%	4.9%	-4.3%
Totals	16,522	100.0%	94.2%	92.5%	1.6%	-1.8%	0.6%	-3.2%

GABLES RESIDENTIAL
Results of Property Operations - Sequential Quarter Comparisons
September 30, 2003
(Unaudited and amounts in thousands, except for property data)

The combined operating performance for all of the Company's wholly-owned communities that are included in continuing operations for the quarters ended September 30, 2003 ("3Q 2003") and June 30, 2003 ("2Q 2003") is as follows:
	Number of
	3Q 2003
	Apt. Homes	3Q 2003	2Q 2003	$ Change	% Change
Rental and other property revenues:			(5)
Same-store communities (1)	17,062	$ 46,409	$ 46,691	$ (282)	-0.6%	(A)
Triple net master lease communities	728	1,646	1,646	-	0.0%
Communities stabilized in 3Q 2003, but not in 2Q 2003	395	1,362	1,316	46	3.5%
Development and lease-up communities	535	1,322	759	563	74.2%
Communities under renovation or not fully operational (2)	2,163	4,827	4,598	229	5.0%
Acquired communities (2)	545	1,819	359	1,460	406.7%
Sold communities (2)	-	-	-	-	-
Total property revenues	21,428	$ 57,385	$ 55,369	$ 2,016	3.6%

Property operating and maintenance expenses (3):
Same-store communities (1)		$ 17,520	$ 16,823	$ 697	4.1%	(A)
Triple net master lease communities		-	-	-	-
Communities stabilized in 3Q 2003, but not in 2Q 2003		483	544	(61)	-11.2%
Development and lease-up communities		600	290	310	106.9%
Communities under renovation or not fully operational (2)		2,059	1,948	111	5.7%
Acquired communities (2)		694	125	569	455.2%
Sold communities (2)		-	-	-	-
Total property operating and maintenance expenses		$ 21,356	$ 19,730	$ 1,626	8.2%

Property net operating income (NOI) (4):
Same-store communities (1)		$ 28,889	$ 29,868	$ (979)	-3.3%	(A)
Triple net master lease communities		1,646	1,646	-	0.0%
Communities stabilized in 3Q 2003, but not in 2Q 2003		879	772	107	13.9%
Development and lease-up communities		722	469	253	53.9%
Communities under renovation or not fully operational (2)		2,768	2,650	118	4.5%
Acquired communities (2)		1,125	234	891	380.8%
Sold communities (2)		-	-	-	-
Total property net operating income (NOI)		$ 36,029	$ 35,639	$ 390	1.1%

Total property NOI as a percentage of total property revenues		62.8%	64.4%	-	-1.6%

(1) Communities that were owned and fully stabilized throughout both 3Q 2003 and 2Q 2003 ("same-store").
(2) Communities that were in renovation or not fully operational, acquired, or sold subsequent to April 1, 2003, as applicable.
(3) Represents direct property operating and maintenance expenses as reflected in the Company's consolidated statements of operations and excludes certain expenses included in the determination of net income such as property management and other indirect operating expenses, interest expense and depreciation and amortization expense.
(4) Calculated as total property revenues less property operating and maintenance expenses as reflected above.
(5)  The results reported for 2Q 2003 in the earnings release dated August 6, 2003 have been restated to reflect the results of Gables Meyer Park I and II from
       continuing operations to discontinued operations pursuant to SFAS No. 144.   Both phases of Gables Meyer Park were sold in August 2003 and contributed $1,698 in total property revenues, $709 in property operating and maintenance expenses and $989 in property NOI to the 2Q 2003 results.

(A) Additional information for the 65 same-store communities by market is as follows:
	Number of	% of	Physical	Economic	% Change from 2Q 2003 to 3Q 2003 in
	Apartment	3Q 2003	Occupancy	Occupancy	Economic
Market	Homes	NOI	in 3Q 2003	in 3Q 2003	Occupancy	Revenues	Expenses	NOI

South Florida	4,557	29.6%	95.1%	93.4%	1.4%	1.3%	12.4%	-4.4%
Houston	4,589	24.9%	94.4%	93.0%	-0.1%	-1.3%	2.0%	-3.1%
Atlanta	3,614	17.5%	93.4%	90.4%	-1.7%	-2.7%	8.9%	-9.1%
Austin	1,677	11.5%	92.6%	91.7%	2.3%	0.0%	-7.4%	4.7%
Dallas	1,300	10.1%	94.9%	92.5%	-0.7%	-1.5%	-4.1%	-0.1%
Washington, D.C.	82	1.7%	92.3%	92.5%	-1.2%	0.6%	-3.8%	2.1%
Other	1,243	4.7%	91.0%	83.6%	-0.6%	-0.1%	0.2%	-0.3%
Totals	17,062	100.0%	94.0%	91.9%	0.2%	-0.6%	4.1%	-3.3%

GABLES RESIDENTIAL Consolidated Statements of Operations - SFAS No. 144 September 30, 2003 (Unaudited and amounts in thousands)

	Three months ended			Three months ended

September 30, 2003

             September 30, 2002

	As Reported	Discontinued Operations	Pre SFAS No. 144	As Reported	Discontinued Operations	Pre SFAS No. 144
Revenues:
Rental revenues	$ 54,151	$ 736	$ 54,887	$ 50,400	$ 2,877	$ 53,277
Other property revenues	3,234	47	3,281	3,034	202	3,236
Total property revenues	57,385	783	58,168	53,434	3,079	56,513
Property management revenues	2,345	-	2,345	1,780	-	1,780
Ancillary services revenues	2,139	-	2,139	1,931	-	1,931
Interest income	3	-	3	155	-	155
Other revenues	424	-	424	576	-	576
Total other revenues	4,911	-	4,911	4,442	-	4,442
Total revenues	62,296	783	63,079	57,876	3,079	60,955

Expenses:
Property operating and maintenance (exclusive of items shown below)	21,356	390	21,746	20,064	1,484	21,548
Real estate asset depreciation and amortization	13,123	201	13,324	10,142	594	10,736
Property management - owned	1,500	-	1,500	1,328	-	1,328
Property management - third party	2,268	-	2,268	1,560	-	1,560
Ancillary services	992	-	992	1,181	-	1,181
Interest expense and credit enhancement fees	11,499	110	11,609	11,760	510	12,270
Amortization of deferred financing costs	494	-	494	426	-	426
General and administrative	2,052	-	2,052	2,052	-	2,052
Corporate asset depreciation and amortization	576	-	576	405	-	405
Total expenses	53,860	701	54,561	48,918	2,588	51,506
Income from continuing operations before equity in income of joint ventures, gain on sale and minority interest	8,436	82	8,518	8,958	491	9,449

Equity in income of joint ventures	55	-	55	931	-	931
Gain on sale of previously depreciated operating real estate assets	-	12,368	12,368	-	-	-
Gain on sale of land and development rights	-	-	-	267	-	267
Minority interest of common unitholders in Operating Partnership	(902)	(2,209)	(3,111)	(772)	(95)	(867)
Minority interest of preferred unitholders in Operating Partnership	(1,078)	-	(1,078)	(1,078)	-	(1,078)

Income from continuing operations	6,511	10,241	16,752	8,306	396	8,702
						-
Operating income from discontinued operations, net of minority interest	67	(67)	-	396	(396)	-
Gain on disposition of discontinued operations, net of minority interest	10,174	(10,174)	-	-	-	-

Income from discontinued operations, net of minority interest	10,241	(10,241)	-	396	(396)	-

Net income	16,752	-	16,752	8,702	-	8,702

Dividends to preferred shareholders	(2,194)	-	(2,194)	(1,091)	-	(1,091)
Original issuance costs associated with redemption of preferred shares	-	-	-	(4,009)	-	(4,009)

Net income available to common shareholders	$ 14,558	$ -	$ 14,558	$ 3,602	$ -	$ 3,602

The Company adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," effective January 1, 2002.  This standard requires, among other things, that operating results of certain real estate assets which have been sold subsequent to January 1, 2002, or otherwise qualify as held for disposition (as defined by SFAS No. 144), be reflected as discontinued operations in the statements of operations for all periods presented.  The Company has sold the following wholly-owned operating real estate assets:  three during the first quarter of 2002, one during the fourth quarter of 2002, one during the first quarter of 2003 and two during the third quarter of 2003.  The Company retained management of two of the assets sold during the first quarter of 2002.  Due to the Company's continuing involvement with the operations of the two assets sold for which the Company retained management, the operating results of these assets are included in continuing operations.  The operating results for the five remaining wholly-owned assets sold during the first and fourth quarters of 2002 and the first and third quarters of 2003 for which the Company did not retain management are reflected as discontinued operations in the statements of operations for all periods presented.  Interest expense has been allocated to the results of the discontinued operations in accordance with EITF No. 87-24.

The above table presents the results as reported pursuant to SFAS No. 144, the results of the five assets included in discontinued operations, and the results before the impact of
SFAS No. 144 for the three months ended September 30, 2003 and 2002, respectively.  The results before the impact of SFAS No. 144 are presented and reconciled here to facilitate reconciliation to items included elsewhere within the release that include results attributable to both continuing and discontinued operations.

GABLES RESIDENTIAL
Consolidated Statements of Operations - SFAS No. 144
September 30, 2003
(Unaudited and amounts in thousands)

	Nine months ended			Nine months ended

September 30, 2003

September 30, 2002

	As Reported	Discontinued Operations	Pre SFAS No. 144	As Reported	Discontinued Operations	Pre SFAS No. 144
Revenues:
Rental revenues	$ 158,337	$ 4,168	$ 162,505	$ 151,673	$ 8,356	$ 160,029
Other property revenues	9,194	226	9,420	8,888	597	9,485
Total property revenues	167,531	4,394	171,925	160,561	8,953	169,514
Property management revenues	6,145	-	6,145	5,452	-	5,452
Ancillary services revenues	5,465	-	5,465	6,586	-	6,586
Interest income	164	-	164	336	-	336
Other revenues	544	-	544	661	-	661
Total other revenues	12,318	-	12,318	13,035	-	13,035
Total revenues	179,849	4,394	184,243	173,596	8,953	182,549

Expenses:
Property operating and maintenance (exclusive of items shown below)	60,121	1,981	62,102	56,917	3,900	60,817
Real estate asset depreciation and amortization	38,084	1,068	39,152	33,209	1,770	34,979
Property management - owned	4,857	-	4,857	4,774	-	4,774
Property management - third party	6,041	-	6,041	4,856	-	4,856
Ancillary services	3,302	-	3,302	3,960	-	3,960
Interest expense and credit enhancement fees	33,897	637	34,534	31,645	1,139	32,784
Amortization of deferred financing costs	1,400	-	1,400	958	-	958
General and administrative	6,657	-	6,657	5,727	-	5,727
Corporate asset depreciation and amortization	1,400	-	1,400	1,286	-	1,286
Unusual items	-	-	-	1,687	-	1,687
Total expenses	155,759	3,686	159,445	145,019	6,809	151,828

Income from continuing operations before equity in income of joint ventures,
gain on sale and minority interest	24,090	708	24,798	28,577	2,144	30,721

Equity in income of joint ventures	250	-	250	2,859	-	2,859
Gain on sale of previously depreciated operating real estate assets	-	17,410	17,410	17,906	2,198	20,104
Gain on sale of land and development rights	-	-	-	2,068	-	2,068
Minority interest of common unitholders in Operating Partnership	(3,029)	(3,294)	(6,323)	(7,464)	(854)	(8,318)
Minority interest of preferred unitholders in Operating Partnership	(3,234)	-	(3,234)	(3,234)	-	(3,234)

Income from continuing operations	18,077	14,824	32,901	40,712	3,488	44,200

Operating income from discontinued operations, net of minority interest	575	(575)	-	1,725	(1,725)	-
Gain on disposition of discontinued operations, net of minority interest	14,249	(14,249)	-	1,763	(1,763)	-

Income from discontinued operations, net of minority interest	14,824	(14,824)	-	3,488	(3,488	-

Net income	32,901	-	32,901	44,200	-	44,200

Dividends to preferred shareholders	(4,710)	-	(4,710)	(5,976)	-	(5,976)
Original issuance costs associated with redemption of preferred shares	-	-	-	(4,009)	-	(4,009)

Net income available to common shareholders	$ 28,191	$ -	$ 28,191	$ 34,215	$ -	$ 34,215

The Company adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," effective January 1, 2002.  This standard requires, among other things, that operating results of certain real estate assets which have been sold subsequent to January 1, 2002, or otherwise qualify as held for disposition (as defined by SFAS No. 144), be reflected as discontinued operations in the statements of operations for all periods presented.  The Company has sold the following wholly-owned operating real estate assets:
three during the first quarter of 2002, one during the fourth quarter of 2002, one during the first quarter of 2003 and two during the third quarter of 2003.  The Company retained management of two of the assets sold during the first quarter of 2002.  Due to the Company's continuing involvement with the operations of the two assets sold for which the
Company retained management, the operating results of these assets are included in continuing operations.  The operating results for the five remaining wholly-owned assets sold during the first and fourth quarters of 2002 and the first and third quarters of 2003 for which the Company did not retain management are reflected as discontinued operations in the statements of operations for all periods presented.  Interest expense has been allocated to the results of the discontinued operations in accordance with EITF No. 87-24.

The above table presents the results as reported pursuant to SFAS No. 144, the results of the five assets included in discontinued operations, and the results before the impact of
SFAS No. 144 for the nine months ended September 30, 2003 and 2002, respectively.  The results before the impact of SFAS No. 144 are presented and reconciled here to facilitate reconciliation to items included elsewhere within the release that include results attributable to both continuing and discontinued operations.

GABLES RESIDENTIAL
Results of Joint Venture Operations
September 30, 2003
(Unaudited and amounts in thousands, except for property data)

The Company's share of the operating results for the communities owned by unconsolidated joint ventures in which it has an interest during the three months (QTD) and nine months (YTD) ended September 30, 2003 (the "2003 Period")
and September 30, 2002 (the "2002 Period") is as follows:

Company's share of joint venture results:

QTD 2003 Period

					Total
	Stabilized	Lease-up	Sales		QTD 2002
	(1)	(2)	(3)	Total	Period
Rental and other property revenues	$ 1,159	$ 48	$ -	$ 1,207	$ 1,149
Property operating and maintenance expenses
(exclusive of items shown separately below)	(509)	(32)	-	(541)	(472)
Property net operating income (NOI)	$ 650	$ 16	$ -	$ 666	$ 677
Interest expense and credit enhancement fees	(200)	(14)	-	(214)	(232)
Amortization of deferred costs	(16)	(3)	-	(19)	(17)
Other	(9)	(1)	-	(10)	(7)
Funds from operations (FFO)	$ 425	$ (2)	$ -	$ 423	$ 421
Gain on sale of previously depreciated operating
real estate assets	-	-	-	-	857
Real estate asset depreciation	(335)	(33)	-	(368)	(347)
Equity in income of joint ventures	$ 90	$ (35)	$ -	$ 55	$ 931

Number of operating communities	8	1	-	9	10
Number of apartment homes in operating communities	2,678	297	-	2,975	3,190
Average percent occupied during the period	93%	34%	-	87%	79%

Company's share of joint venture results:

YTD 2003 Period

					Total
	Stabilized	Lease-up	Sales		YTD 2002
	(1)	(2)	(3)	Total	Period
Rental and other property revenues	$ 2,359	$ 1,176	$ -	$ 3,535	$ 3,748
Property operating and maintenance expenses
(exclusive of items shown separately below)	(1,013)	(487)	-	(1,500)	(1,618)
Property net operating income (NOI)	$ 1,346	$ 689	$ -	$ 2,035	$ 2,130
Interest expense and credit enhancement fees	(456)	(179)	-	(635)	(707)
Amortization of deferred costs	(16)	(36)	-	(52)	(56)
Other	(33)	(8)	-	(41)	(28)
Funds from operations (FFO)	$ 841	$ 466	$ -	$ 1,307	$ 1,339
Gain on sale of previously depreciated operating
real estate assets	-	-	-	-	2,611
Real estate asset depreciation	(646)	(411)	-	(1,057)	(1,091)
Equity in income of joint ventures	$ 195	$ 55	$ -	$ 250	$ 2,859

Number of operating communities	6	3	-	9	12
Number of apartment homes in operating communities	2,084	891	-	2,975	3,892
Average percent occupied during the period	91%	64%	-	83%	82%

(1) Communities that were owned and fully stabilized throughout the QTD and YTD 2003 Period, as applicable.
(2) Communities in the development and/or lease-up phase that were not fully stabilized during all or any of the QTD and YTD 2003 Period, as applicable.
(3) Communities that were sold subsequent to the beginning of the QTD and YTD 2003 Period, as applicable.

GABLES RESIDENTIAL
Income Available for Debt Service and Preferred Dividends and Coverage Ratios
September 30, 2003
(Unaudited and amounts in thousands, except for per share data)
	Three months ended		Nine months ended
	September 30, ..		September 30,
	2003	2002	2003	2002
Reconciliations from continuing and discontinued operations:

Net income available to common shareholders	$ 14,558	$ 3,602	$ 28,191	$ 34,215
Dividends to preferred shareholders	2,194	1,091	4,710	5,976
Original issuance costs associated with redemption of preferred shares	-	4,009	-	4,009
Minority interest of preferred unitholders in Operating Partnership	1,078	1,078	3,234	3,234
Minority interest of common unitholders in Operating Partnership	3,111	867	6,323	8,318
Interest expense and credit enhancement fees	11,609	12,270	34,534	32,784
Unusual items	-	-	-	1,687
Long-term compensation expense	443	384	1,249	1,112
Gain on sale of previously depreciated operating real estate assets:
Wholly-owned real estate assets	(12,368)	-	(17,410)	(20,104)
Joint venture real estate assets	-	(857)	-	(2,611)
Gain on sale of land and development rights	-	(267)	-	(2,068)
Total gain on sale of real estate assets	(12,368)	(1,124)	(17,410)	(24,783)
Real estate asset depreciation and amortization:
Wholly-owned real estate assets	13,324	10,736	39,152	34,979
Joint venture real estate assets	368	347	1,057	1,091
Corporate asset depreciation	576	405	1,400	1,286
Amortization of deferred costs:
Wholly-owned real estate assets	494	426	1,400	958
Joint venture real estate assets	19	17	52	56
Total depreciation and amortization expense	14,781	11,931	43,061	38,370

Income available for debt service and preferred dividends (a)	$ 35,406	$ 34,108	$ 103,892	$ 104,922

Interest expense and credit enhancement fees (b)	$ 11,609	$ 12,270	$ 34,534	$ 32,784
Regularly scheduled principal amortization payments	530	902	1,580	3,035
Total debt service (c)	$ 12,139	$ 13,172	$ 36,114	$ 35,819

Dividends to preferred shareholders	$ 2,194	$ 1,091	$ 4,710	$ 5,976
Minority interest of preferred unitholders in Operating Partnership	1,078	1,078	3,234	3,234
Total preferred dividends (d)	$ 3,272	$ 2,169	$ 7,944	$ 9,210

Capitalized interest	$ 1,983	$ 2,052	$ 6,344	$ 6,734
Capitalized interest funded by construction loans included
in capitalized interest above	$ 105	$ -	$ 226	$ -

Coverage ratios excluding capitalized interest:
Interest expense and credit enhancement fees (a)/(b)	3.05	2.78	3.01	3.20
Debt service (a)/(c)	2.92	2.59	2.88	2.93
Debt service and preferred dividends (a)/((c)+(d))	2.30	2.22	2.36	2.33

GABLES RESIDENTIAL
Consolidated Balance Sheets
September 30, 2003
(Unaudited and amounts in thousands, except for per share data)

	September 30,	December 31,
	2003	2002
ASSETS:
Real estate assets:
Land	$ 285,019	$ 250,095
Buildings	1,386,307	1,259,399
Furniture, fixtures and equipment	142,790	130,547
Construction in progress	100,731	129,159
Investment in joint ventures	12,434	12,256
Undeveloped land	16,683	12,951
Real estate assets before accumulated depreciation	1,943,964	1,794,407
Less: accumulated depreciation	(294,960)	(266,139)
Net real estate assets	1,649,004	1,528,268

Cash and cash equivalents	7,873	6,281
Restricted cash	6,977	7,632
Deferred financing costs, net	5,215	5,555
Other assets, net	39,331	36,198
Total assets	$ 1,708,400	$ 1,583,934

LIABILITIES AND SHAREHOLDERS' EQUITY:
Notes payable	$ 941,783	$ 958,574
Accrued interest payable	6,687	14,081
Preferred dividends payable	375	1,834
Real estate taxes payable	21,540	16,172
Accounts payable and accrued expenses – construction	13,754	7,275
Accounts payable and accrued expenses – operating	18,227	18,814
Security deposits	4,067	4,133
Series Z Preferred Shares at $25.00 liquidation preference, 180 shares
issued and outstanding, including accrued and unpaid dividends	5,689	-
Total liabilities	1,012,122	1,020,883

Minority interest of common unitholders in Operating Partnership	83,501	89,882
Minority interest of Series B preferred unitholders in Operating Partnership	50,192	50,192
Series Z Preferred Shares at $25.00 liquidation preference,
180 shares issued and outstanding	-	4,500

Shareholders' equity:
Excess shares, $0.01 par value, 51,000 shares authorized	-	-
Preferred shares, $0.01 par value, 20,000 shares authorized,
Series C Preferred Shares at $25.00 liquidation preference,
1,600 shares issued and outstanding at December 31, 2002	-	40,000
Series C-1 Preferred Shares at $25.00 liquidation preference,
1,600 shares issued and outstanding at September 30, 2003	40,000	-
Series D Preferred Shares at $25.00 liquidation preference,
3,000 shares issued and outstanding at September 30, 2003	75,000	-
Series Z Preferred Shares and Series B Preferred Units,
exchangeable into Series B Preferred Shares, reported above	-	-
Common shares, $0.01 par value, 100,000 shares authorized,
32,222 and 28,856 shares issued at September 30, 2003 and
December 31, 2002, respectively	322	289
Additional paid-in capital	553,985	485,694
Treasury shares at cost, 4,338 and 4,385 common shares at
September 30, 2003 and December 31, 2002, respectively	(105,140)	(106,190)
Deferred long-term compensation	(1,582)	(1,316)
Accumulated earnings	-	-
Total shareholders' equity	562,585	418,477
Total liabilities and shareholders' equity	$ 1,708,400	$ 1,583,934

                                                                                                                                                                                                                    -22-

GABLES RESIDENTIAL
Capitalized Community Expenditures and Expensed Maintenance Costs
September 30, 2003
(Unaudited and amounts in thousands, except per home and square foot data)
					Categorization of YTD 2003 Additional Capitalized Value
				YTD 2003 Additional Capitalized Value	Acquisitions, Development, Renovation & Disposition	Capital Expenditures		Total	Recurring Value Retention Per Home Sq. Ft.		YTD 2003 Maintenance Expensed Per Home Sq. Ft.
	Apartment Homes at 9/30/03	Real estate assets before accumulated depreciation at 9/30/03 12/31/02				Recurring Value Retention	Non-Recurring and Value- Enhancing

				(1)

A Stabilized communities	17,062	$ 1,367,739	$ 1,354,974	$ 12,765	$ 238	$ 7,248	$ 5,279	$ 12,765	$425	$0.42	$667	$0.65
B Renovation communities (3)	1,924	129,044	112,836	16,208	15,589	478	141	16,208	nm	nm	nm	nm
C Triple net master lease communities	728	58,279	57,910	369	-	-	369	369	na	na	na	na
D Development and lease-up communities (4)	2,177	241,271	181,364	59,907	59,464	120	323	59,907	nm	nm	nm	nm
E Acquired communities (5)	784	118,513	-	118,513	117,923	84	506	118,513	nm	nm	nm	nm
Subtotal	22,675	1,914,846	1,707,084	207,762	193,214	7,930	6,618	207,762	$350	$0.34	$595	$0.58
F Undeveloped land		16,684	12,951	3,733	3,733	-	-	3,733
G Sold communities		-	62,116	(62,116)	(62,704)	155	433	(62,116)
H Investment in joint ventures	3,051	12,434	12,256	178	178	-	-	178
Grand total	25,726	$ 1,943,964	$ 1,794,407	$ 149,557	$ 134,421	$ 8,085	$ 7,051	$ 149,557

(1) Expenditures in excess of $1 for purchases of a new asset with a useful life in excess of one year and for replacements and repairs that extend the useful life of the asset are capitalized.
This activity is for the period January 1, 2003 to September 30, 2003.

(2) Includes expensed maintenance, landscape and contract service costs associated with the ongoing maintenance and operation of the community. Such costs are included in property operating and maintenance expenses in the accompanying statements of operations. The maintenance costs include payroll costs for internal maintenance personnel, supplies, materials, general maintenance costs and redecorating costs associated with the leasing of an apartment home such as interior painting and cleaning. Landscape and contract service costs include landscape contract services, flowers, mulch, tree-trimming and irrigation. The costs presented represent expensed costs for the period January 1, 2003 to September 30, 2003.

(3) Represents communities that are in renovation or not fully operational during the YTD 2003 period and includes Gables Cityscape, Gables Rock Springs, Gables Town Colony, Lakes at Indian
Creek and Wildwood Gables.

(4) Represents communities that are under development or in lease-up during the YTD 2003 period and includes Gables Augusta, Gables Beach Park, Gables Ellis Street, Gables Floresta,
Gables Grandview, Gables North Village, Gables Paces and Gables State Thomas Ravello.

(5) Represents communities that were acquired during the YTD 2003 period and includes Gables Knoxbridge, Gables West Avenue and Gables Woodley Park.

GABLES RESIDENTIAL
Summary Balance Sheet Information for Gables' Unconsolidated Joint Ventures (JVs)
September 30, 2003
(Unaudited and amounts in thousands, except for property data)

September 30, 2003

						December 31,
	Arbors of			CMS		2002
Balance Sheet Summary at JV Level	Harbortown	GRAP (1)	GRAP II (2)	Tennessee	Total	Total

Real estate assets	$ 16,418	$ 48,380	$ 108,308	$ 64,222	$ 237,328	$ 224,555
Less: accumulated depreciation	(5,064)	(6,826)	(4,669)	(7,181)	(23,740)	(17,497)
Net real estate assets	11,354	41,554	103,639	57,041	213,588	207,058
Other assets	3,738	716	2,013	2,723	9,190	8,990

Total assets	$ 15,092	$ 42,270	$ 105,652	$ 59,764	$ 222,778	$ 216,048

Mortgage debt	$ 16,350	$ 24,632	$ 62,290	$ 51,797	$ 155,069	$ 146,575
Other liabilities	697	311	1,870	1,261	4,139	6,492
Partners' capital	(1,955)	17,327	41,492	6,706	63,570	62,981

Total liabilities and partners' capital	$ 15,092	$ 42,270	$ 105,652	$ 59,764	$ 222,778	$ 216,048

Other Data:
Gables' ownership interest in JV	25.00%	20.00%	20.00%	8.26%

Gables' share of JV mortgage debt (3)	$ 4,088	$ 4,926	$ 12,458	$ 4,278	$ 25,750	$ 24,016
Gables' investment in JV	$ 585	$ 3,783	$ 8,444	$ (378)	$ 12,434	$ 12,256

Number of communities owned by JV	1	1	5	3	10	10
Number of apartment homes in operating and
development/lease-up communities owned by JV	345	435	1,153	1,118	3,051	3,051

(1) Abbreviated for Gables Residential Apartment Portfolio JV.
(2) Abbreviated for Gables Residential Apartment Portfolio JV Two.
(3) Represents mortgage debt for each JV multiplied by Gables' ownership interest in each such JV.

                                                                                                                 -24-

GABLES RESIDENTIAL
Portfolio Indebtedness Summary
September 30, 2003
(Unaudited and amounts in thousands)

		Interest	Total	Years to
Type of Indebtedness	Balance	Rate (1)	Rate (2)	Maturity

Fixed Rate:
Unsecured fixed-rate notes	$ 500,906	6.58%	6.58%	3.18
Secured fixed-rate notes	136,424	7.72%	7.72%	4.56
Unsecured tax-exempt fixed-rate loans	48,365	4.75%	4.75%	0.75
Secured tax-exempt fixed-rate loans	20,550	5.89%	6.68%	11.29

Total fixed-rate indebtedness	$ 706,245	6.66%	6.68%	3.52

Variable Rate:
Secured tax-exempt variable-rate loans	$ 170,955	1.12%	2.11%	3.37
Unsecured variable-rate credit facilities (3)	48,467	1.58%	1.58%	1.62
Secured variable-rate construction loans	16,116	3.06%	3.06%	2.00

Total variable-rate indebtedness	$ 235,538	1.35%	2.07%	2.92

Total portfolio debt (4), (5), (6)	$ 941,783	5.33%	5.53%	3.37

(1) Interest Rate represents the weighted average interest rate incurred on the indebtedness, exclusive of deferred financing cost amortization and credit enhancement fees, as applicable.

(2) Total Rate represents the Interest Rate (1) plus credit enhancement fees, as applicable.

(3) Gables' credit facilities bear interest at various spreads over LIBOR. For purposes of the years to maturity disclosure and the debt maturity disclosure in Note (6) below, all such indebtedness is presented using the May 2005 maturity date of Gables' $252,000 unsecured credit facility.

(4) Interest associated with construction activities is capitalized as a cost of development and does not impact current earnings. The qualifying construction expenditures at September 30, 2003 for purposes of interest capitalization were $114,451.

(5) Excludes (i) $16,350 of tax-exempt bonds related to a joint venture in which Gables owns a 25%
interest, (ii) $86,922 of indebtedness related to joint ventures in which Gables owns a 20% interest, and (iii) $51,797 of conventional indebtedness related to a joint venture in which Gables owns an
8.26% interest.

(6) Gables' debt maturities are as follows:

	Regularly Scheduled	Balloon Principal
	Principal Amortization	Payment due at
	Payments ..	Maturity .	Total
2003	$ 679	$ -	$ 679
2004	1,667	76,759	78,426
2005	1,736	226,372	228,108
2006	1,654	203,240	204,894
2007	1,776	206,398	208,174
2008 and thereafter	14,108	207,394	221,502

Total	$ 21,620	$ 920,163	$ 941,783

                                                                                                                                                              -25-

GABLES RESIDENTIAL
Selected Financial Data
September 30, 2003
(Unaudited and amounts in thousands, except for per share data)
						For the nine months
		Page	1st Qtr.	2nd Qtr.	3rd Qtr.	ended September 30,		%
	Notes	No. (1)	2003	2003	2003	2003	2002	Change

Total revenues	(2)	17, 18	$ 60,531	$ 60,633	$ 63,079	$ 184,243	$ 182,549	0.9%
Income available for debt service and preferred dividends	(2)	20	$ 34,407	$ 34,079	$ 35,406	$ 103,892	$ 104,922	-1.0%

Income from continuing operations (net of preferred dividends and original
issuance costs associated with redemption of preferred shares)		12	$ 4,942	$ 4,108	$ 4,317	$ 13,367	$ 30,727	-56.5%
Income from discontinued operations		12	$ 4,306	$ 277	$ 10,241	$ 14,824	$ 3,488	325.0%
Net income available to common shareholders		12	$ 9,248	$ 4,385	$ 14,558	$ 28,191	$ 34,215	-17.6%
Funds from operations (FFO) available to common shareholders		13	$ 19,802	$ 18,518	$ 18,993	$ 57,313	$ 55,888	2.5%
Adjusted funds from operations (AFFO) available to common shareholders		13	$ 17,333	$ 15,762	$ 16,133	$ 49,228	$ 46,038	6.9%

Diluted Per Common Share Information:
Income from continuing operations (net of preferred dividends and original
issuance costs associated with redemption of preferred shares)		12	$ 0.20	$ 0.17	$ 0.16	$ 0.53	$ 1.24	-57.3%
Income from discontinued operations	(3)	12	$ 0.18	$ 0.01	$ 0.39	$ 0.59	$ 0.14	321.4%
Net income available to common shareholders		12	$ 0.38	$ 0.18	$ 0.56	$ 1.12	$ 1.38	-18.8%
Funds from operations (FFO) available to common shareholders		13	$ 0.65	$ 0.61	$ 0.60	$ 1.86	$ 1.81	2.8%
Adjusted funds from operations (AFFO) available to common shareholders		13	$ 0.57	$ 0.52	$ 0.51	$ 1.60	$ 1.49	7.4%

Interest expense and credit enhancement fees	(2)	17, 18	$ 11,515	$ 11,410	$ 11,609	$ 34,534	$ 32,784	5.3%
Debt service	(2)	20	$ 12,043	$ 11,932	$ 12,139	$ 36,114	$ 35,819	0.8%
Preferred dividends to shareholders and unitholders		20	$ 1,922	$ 2,750	$ 3,272	$ 7,944	$ 9,210	-13.7%
Interest coverage ratio		20	2.99	2.99	3.05	3.01	3.20	-5.9%
Debt service coverage ratio		20	2.86	2.86	2.92	2.88	2.93	-1.7%
Debt service and preferred dividend coverage ratio		20	2.46	2.32	2.30	2.36	2.33	1.3%
Capitalized interest		20	$ 2,103	$ 2,258	$ 1,983	$ 6,344	$ 6,734	-5.8%

Gross operating margin for property operations		14, 15	65.3%	64.4%	62.8%	64.1%	64.6%	-0.5%

Dividends declared per common share		na	$ 0.6025	$ 0.6025	$ 0.6025	$ 1.8075	$ 1.8075	0.0%
Common share dividends as a % of FFO	(4)	na	92.7%	98.8%	100.4%	97.2%	99.3%	-2.1%
Common share dividends as a % of AFFO	(4)	na	105.7%	115.9%	118.1%	113.0%	120.5%	-7.5%

Gables Residential total return	(5), (7)	na	9.9%	26.8%	38.1%	38.1%	-4.2%	nm
NAREIT Equity Residential Apartment REIT Total Return Index	(6), (7)	na	-1.4%	8.3%	21.0%	21.0%	-6.9%	nm

GABLES RESIDENTIAL
Selected Financial Data (continued)
September 30, 2003
(Unaudited and amounts in thousands, except for per share data)

		Page	March 31,	June 30,	September 30,	December 31,	%
	Notes	No. (1)	2003	2003	2003	2002	Change
Balance Sheet Information:
Construction in progress	(8)	21	$ 150,856	$ 172,485	$ 100,731	$ 129,159	-22.0%
Total real estate assets, before accumulated depreciation		21	$ 1,833,905	$ 1,899,087	$ 1,943,964	$ 1,794,407	8.3%
Total assets		21	$ 1,616,342	$ 1,673,593	$ 1,708,400	$ 1,583,934	7.9%

Total debt outstanding		21	$ 1,014,873	$ 986,726	$ 941,783	$ 958,574	-1.8%
Total qualifying construction expenditures	(9)	na	$ 141,643	$ 124,444	$ 114,451	$ 130,015	-12.0%
Preferred shares and units at $25 liquidation preference		na	$ 94,500	$ 169,500	$ 169,500	$ 94,500	79.4%

Common shares outstanding		na	24,540	24,914	27,884	24,471	13.9%
Common units outstanding		na	5,801	5,600	5,202	5,811	-10.5%
Total common shares and units outstanding		na	30,341	30,514	33,086	30,282	9.3%

Closing common share price		na	$ 25.76	$ 30.23	$ 32.32	$ 24.93	29.6%

GABLES RESIDENTIAL
Notes to Selected Financial Data
September 30, 2003
(Unaudited and amounts in thousands, except for per share information)

(1)	Reference is made to the page number within this press release for the reconciliation or source of the applicable selected financial data items.

(2)	Includes results attributable to both continuing and discontinued operations.

(3)	The sum of the first through third quarter 2003 per share amounts does not equal the per share amount for the nine months ended September 30, 2003. This difference results from the use of a weighted average to compute the number of shares outstanding for each quarter and for the nine month period.

(4)	Common dividends per share as a percentage of FFO and AFFO is calculated using the basic per share data on page 13.

(5)	Total return is presented on a year-to-date basis for the periods presented. Such computations assume an investment in the Company's common shares on the first day of the year-to-date period presented and the reinvestment of dividends through the period presented.

(6)	The NAREIT Equity Residential Apartment REIT Total Return Index (the "NAREIT Apartment Index") is an industry index of approximately 20 equity residential apartment REITs, including Gables. Total return is presented on a year-to-date basis for the periods presented. Such computations assume an investment in the index on the first day of the year-to-date period presented and the reinvestment of dividends through the period presented.

(7)	The long-term component of executives' and officers' incentive compensation is based on the annual total return to the Company's shareholders relative to the annual total return for the Company's competitors in its industry sector, as measured by the NAREIT Apartment Index.

(8)	Construction in progress represents total costs incurred on Gables' wholly-owned development communities and incremental costs incurred on Gables' wholly-owned renovation communities. A reclassification of such costs into operating real estate assets is not made until construction is 100% complete.

(9)	Interest associated with construction activities is capitalized as a cost of development and does not impact current earnings. The amounts reflected represent qualifying construction expenditures for purposes of interest capitalization.

                                                                                                                                                                                          -28-

GABLES RESIDENTIAL
Development/Lease-up Communities
September 30, 2003

		Number of	Total	Cost					Actual or Estimated Quarter of
		Apartment	Budgeted	To		Percent at September 30, 2003			Construction	Initial	Construction	Stabilized
Market	Community	Homes	Cost	Complete		Complete	Leased	Occupied	Start	Occupancy	End	Occupancy
			(millions)	(millions)

Wholly-Owned Development/Lease-up Communities:
Atlanta, GA	Gables Rock Springs-ph. 2 (1)	233	$ 25	$ 6		83%	38%	32%	2 Q 2002	2 Q 2003	2 Q 2004	4 Q 2004
Austin, TX	Gables Grandview	458	56	24		45%	--	--	1 Q 2003	4 Q 2003	4 Q 2004	2 Q 2005
Houston, TX	Gables Augusta	312	33	18		29%	--	--	1 Q 2003	1 Q 2004	4 Q 2004	2 Q 2005
South FL	Gables Floresta	311	39	19		38%	1%	--	1 Q 2003	4 Q 2003	4 Q 2004	2 Q 2005
Tampa, FL	Gables Beach Park	166	22	7		60%	--	--	1 Q 2003	4 Q 2003	2 Q 2004	3 Q 2004
Wholly-Owned totals		1,480	$ 175	$ 74

Co-Investment Development/Lease-up Communities (2):
Tampa, FL	Gables West Park Village II	297	$ 27	$ 2		96%	57%	47%	2 Q 2002	1 Q 2003	4 Q 2003	3 Q 2004
Tampa, FL	Gables West Park Village III	76	10	8		--	--	--	4 Q 2003	3 Q 2004	4 Q 2004	1 Q 2005
Co-Investment totals		373	$ 37	$ 10	(3)

Wholly-Owned Completed Communities in Lease-up:
Dallas, TX	Gables Ellis Street	245	$ 45	$ -		100%	94%	86%	3 Q 2001	3 Q 2002	3 Q 2003	4 Q 2003
Dallas, TX	Gables State Thomas Ravello	290	48	-		100%	81%	75%	4 Q 2001	1 Q 2003	3 Q 2003	2 Q 2004
Wholly-Owned totals		535	$ 93	$ -

(1) This community represents the reconstruction of 100 apartment homes previously owned and operated by Gables into 233 apartment homes.
(2) These communities are owned by the Gables Residential Apartment Portfolio Two Joint Venture.
(3) Construction loan proceeds are expected to fund $5 million of the costs to complete at September 30, 2003. The remaining costs will be funded by capital contributions to the venture from the venture partner and Gables in a funding ratio of 80% and 20%, respectively.

This disclosure contains "forward-looking statements" within the meaning of the federal securities laws. See the discussion under "Forward-Looking
Statements" in the press release narrative accompanying this disclosure for matters to be considered in this regard.

GABLES RESIDENTIAL
Stabilized Communities
September 30, 2003
		September 30,		September 30, 2003
	Number of	2003		Market Rent per
Community	Homes	Occupancy		Home	Square Foot

Atlanta, GA
Briarcliff Gables	104	93%		$ 1,035	$ 0.83
Buckhead Gables	162	92%		757	1.00
Gables Cityscape	182	92%	(1)	774	0.94
Gables Metropolitan I (JV)	435	93%		1,215	1.08
Gables Metropolitan II (JV)	274	92%		1,270	1.14
Gables Mill	438	91%		768	0.83
Gables Montclair	183	91%		1,481	0.97
Gables Northcliff	82	96%		1,141	0.73
Gables Paces	80	99%		1,954	1.19
Gables Rock Springs I	188	98%		982	0.88
Gables Vinings	315	98%		945	0.88
Gables Walk	310	92%		969	0.82
Gables Wood Arbor	140	98%		632	0.69
Gables Wood Crossing	268	92%		687	0.72
Gables Wood Glen	380	93%		612	0.62
Gables Wood Knoll	312	94%		666	0.67
Lakes at Indian Creek	603	92%		587	0.64
Roswell Gables I	384	90%		824	0.76
Roswell Gables II	284	90%		824	0.70
Spalding Gables	252	92%		835	0.84
Wildwood Gables	546	93%		852	0.75
	5,922	93%		874	0.82
Houston, TX
Gables Austin Colony	237	98%		987	1.01
Gables Bradford Place	372	95%		757	0.88
Gables Bradford Pointe	360	93%		671	0.87
Gables Cityscape	252	98%		952	1.12
Gables CityWalk/Waterford Square	317	95%		952	1.18
Gables Edgewater	292	97%		840	0.95
Gables Lions Head	277	97%		803	0.95
Gables Metropolitan Uptown	318	94%		1,048	1.15
Gables of First Colony	324	94%		1,036	1.04
Gables Piney Point	246	95%		898	0.97
Gables Pin Oak Green	581	97%		1,214	1.19
Gables Pin Oak Park	474	94%		1,214	1.19
Gables Rivercrest I	140	96%		799	0.95
Gables Rivercrest II	140	98%		785	0.93
Gables Windmill Landing	259	93%		731	0.84
Gables White Oak (JV)	186	94%		967	1.11
	4,775	95%		948	1.05
South FL
Cotton Bay	444	95%		782	0.80
Gables Boca Place	180	97%		1,069	1.09
Gables Boynton Beach I	252	94%		940	0.78
Gables Boynton Beach II	296	93%		951	0.79
Gables Kings Colony	480	95%		905	1.00
Gables Mizner on the Green	246	95%		1,538	1.22
Gables Palma Vista	189	93%		1,596	1.10
Gables San Michele I	249	95%		1,500	1.07
Gables San Michele II	343	96%		1,482	1.07
Gables San Remo	180	93%		1,297	0.95
Gables Town Colony	172	97%		994	1.16
Gables Town Place	312	94%		870	1.04
Gables Wellington	222	97%		1,078	0.93
Hampton Lakes	300	95%		853	0.81
Hampton Place	368	92%		799	0.83
Mahogany Bay	328	96%		833	0.83
Vinings at Hampton Village	168	95%		870	0.72
	4,729	95%		1,044	0.94

GABLES RESIDENTIAL
Stabilized Communities (continued)
September 30, 2003
		September 30,		September 30, 2003
	Number of	2003		Market Rent per
Community	Homes	Occupancy		Home		Square Foot

Austin, TX
Gables at the Terrace	308	97%		$ 1,009		$ 1.06
Gables Barton Creek	160	92%		1,312		1.13
Gables Bluffstone	256	93%		949		0.96
Gables Central Park	273	96%		1,369		1.45
Gables Great Hills	276	91%		779		0.94
Gables Park Mesa	148	93%		1,116		1.02
Gables Town Lake	256	98%		1,296		1.39
Gables West Avenue	239	93%		1,371		1.60
	1,916	94%		1,136		1.19
Dallas, TX
Gables at Pearl Street	108	94%		1,251		1.15
Gables CityPlace	232	97%		1,350		1.28
Gables Knoxbridge	334	92%		1,076		1.27
Gables Mirabella	126	95%		1,119		1.23
Gables Spring Park	188	95%		939		0.89
Gables State Thomas Townhomes	177	93%		1,760		1.18
Gables Turtle Creek	150	97%		1,166		1.16
Gables Valley Ranch	319	95%		877		0.86
	1,634	94%		1,157		1.11
Memphis, TN
Arbors of Harbortown (JV)	345	98%		901		0.91
Gables Cordova	464	89%		701		0.75
Gables Stonebridge (JV)	500	91%		704		0.80
	1,309	92%		755		0.81
Orlando, FL
Gables Celebration	231	92%		1,070		0.92
Gables Chatham Square	448	100%		----	(2)	----	(2)
Gables North Village	315	94%		1,108		0.83
The Commons at Little Lake Bryan	280	100%		----	(2)	----	(2)
	1,274	97%		1,092		0.87
Nashville, TN
Brentwood Gables (JV)	254	96%		953		0.84
Gables Hendersonville (JV)	364	93%		688		0.73
Gables Hickory Hollow I	276	87%		660		0.74
Gables Hickory Hollow II	272	89%		653		0.68
	1,166	91%		731		0.75
Tampa, FL
Gables West Park Village I (JV)	320	91%		1,182		0.94
	320	91%		1,182		0.94
Washington, D.C.
Gables Dupont Circle	82	95%		2,665		2.74
Gables Woodley Park	211	----	(3)	2,041		2.37
	293	95%		2,216		2.48

TOTALS	23,338	94%		$ 981		$ 0.96

(1) This community is under renovation or not fully operational as of September 30, 2003; therefore, occupancy is based on apartment homes available for lease.

(2) This community is leased to a single user group pursuant to a triple net master lease. Accordingly, scheduled rent data is not reflected as it is not comparable to the rest of Gables' portfolio.

(3) This community was in lease-up upon Gables' acquisition in July 2003. At September 30, 2003, the community was 82% occupied.